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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                            ------------------------

We hereby consent to the incorporation by reference in the registration statements of Medical Resources, Inc. and Subsidiaries on Forms S-8 (File No.'s 333-4648 and 333-71017) of our report dated March 28, 1997, on our audit of the consolidated statements of operations, stockholders' equity, and cash flows, and financial statement schedule, of Medical Resources, Inc. and Subsidiaries for the year ended December 31, 1996, report is included in the Company's Annual Report on Form 10-K/A.

                                          /s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
April 20, 1999